INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated November 29, 1995, except for Note 14, as to which the date is December 23, 1995, appearing in the Annual Report on Form 10-KA of CEL-SCI Corporation for the year ended September 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Washington, DC
August 30, 1996